American CareSource Holdings Announces Third Quarter 2006 Financial Results

DALLAS, TX -- 11/09/2006 -- American CareSource Holdings, Inc. (AMEX: XSI) today announced financial results for the quarter and nine months ended September 30, 2006.

Net revenue increased 224% to $3.3 million in the third quarter of 2006 from $1.0 million in the third quarter of 2005.The contribution margin from these sales increased to $624 thousand in 2006 from a negative $7 thousand in 2005. Net loss for the quarter ended September 30, 2006 was $116 thousand, or $0.01 per share, compared to a loss of $640 thousand, or $0.05 per share, in the prior year.

For the nine months ended September 30, 2006 net revenue increased 155% to $8.6 million from $3.4 million in the first nine months of 2005. The contribution margin from these sales increased to $1.7 million in 2006 from a negative $12 thousand in 2005. Net loss for the nine months ended September 30, 2006 was $641 thousand, or $0.05 per share, compared to a loss of $1.8 million, or $0.15 per share, in the prior year. Cash used in operations decreased from $1.3 million for the nine months ended September 30, 2005 to $425 thousand in the first nine months of 2006.

"Our sales momentum continues to build and in September we achieved positive cash flow from operating activities for the first time in the company's history. As we turn on our new clients and expand our business with existing clients, we expect to generate positive income," stated Wayne A. Schellhammer, Chief Executive Officer and Chairman of the Board for American CareSource Holdings. "Our sales pipeline is expanding in targeted markets and we have streamlined our product line and enhanced our value added services to our provider network and clients."

About American CareSource Holdings, Inc.

American CareSource Holdings, Inc is a comprehensive ancillary care service provider offering a national network of more than 22,000 ancillary provider locations. American CareSource Holdings, Inc.'s ancillary network management provides a complete outsourced solution for a wide variety of healthcare payors and plan sponsors including self-insured employers, indemnity insurers, PPOs, HMOs, third party administrators and both the Federal and local governments. Through its product offerings, American CareSource Holdings, Inc. offers its clients substantial discounts on services rendered through its network of ancillary care providers in more than 30 service categories.

Any statements that are not historical facts contained in this release are forward-looking statements particularly those statements related to expectations of future earnings and/or profitability, as well as those related to potential annual billed revenue under the client implementation and the number of additional payors that may be added to the company's network. It is possible that the assumptions made by American CareSource Holdings, Inc. for purposes of such statements may not materialize in that actual results could differ materially from anticipated results. The client for which services are to be provided may terminate its agreement, providers may withdraw from the company's program or other factors may affect the ability of the Company to recognize any revenue in connection with their relationship. Actual results may differ from the expectations conveyed by such forward-looking statements, further risks and uncertainties, including but not limited to those relating to product demand, pricing, market acceptance, the effect of economic conditions, and intellectual property rights, and the outcome of competitive products, risks in product development, the results of financing effort, the ability to complete transactions, regulatory conditions and other risks identified in this release, as well as the filings of American CareSource Holdings, Inc. with the U. S. Securities and Exchange Commission.

                       PART I. FINANCIAL INFORMATION

Item 1. Financial Statements

AMERICAN CARESOURCE HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (UNAUDITED)

                                                     As of
                                        September 30,     December 31,
ASSETS                                       2006             2005
                                       ---------------  ---------------
CURRENT ASSETS

 Cash                                  $     5,227,360  $        23,399
 Accounts Receivable                         1,997,063          482,159
 Other                                         137,675           30,151
                                       ---------------  ---------------
Total Current Assets                         7,362,098          535,709

Net Property, Plant, and Equipment             230,176          175,608

Intangible Assets                            1,761,215        1,921,401
Goodwill                                     4,361,299        4,361,299
                                       ---------------  ---------------
Total Assets                           $    13,714,788  $     6,994,017
                                       ===============  ===============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Due to Service Providers               $     1,446,580  $       386,217
Accounts Payable and Accrued
 Liabilities                                   651,556          352,383
Current Maturities of Long-Term Debt           367,710           20,231
                                       ---------------  ---------------
Total Current Liabilities                    2,465,846          758,831

Long-Term Debt                                 119,329        3,845,929
                                       ---------------  ---------------

Total Liabilities                            2,585,175        4,604,760

STOCKHOLDERS' EQUITY:

Common Stock-par value $0.01,
 40,000,000 shares authorized
 and 14,478,495 and 12,371,309 shares
 issued and outstanding as of
 September 30, 2006 and December 31,
 2005 respectively                             144,785          123,713

Preferred Stock-par value $0.01,
 10,000,000 shares authorized and none
 outstanding                                         0                0

Additional Paid in Capital                  16,955,766        7,734,800
Deferred Debt Issuance Cost                    (92,600)        (231,500)
Accumulated (Deficit)                       (5,878,338)      (5,237,756)
                                       ---------------  ---------------

Total Stockholders' Equity                  11,129,613        2,389,257

Total Liabilities and Equity           $    13,714,788  $     6,994,017
                                       ===============  ===============

AMERICAN CARESOURCE HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

                                            Three Months Ended
                                               September 30,
                                             2006         2005
                                         -----------  -----------
REVENUES
Net Ancillary Health                     $ 3,283,570  $   991,365
Patient Claims Processing                     29,870       31,103
                                         -----------  -----------
Net Revenue                                3,313,440    1,022,468

Total Cost of Revenues                     2,689,471    1,029,680
                                         -----------  -----------

Contribution Margin                          623,969       (7,192)
                                         -----------  -----------

Selling, General, and Administrative
 Expense                                     688,458      459,603
Depreciation and Amortization                 77,271       85,256
                                         -----------  -----------

Total Operating Expense                      765,729      544,859
                                         -----------  -----------

Operating (Loss)                            (141,760)    (552,051)
                                         -----------  -----------

Other (Income) Expense                       (22,617)
Debt Issuance Cost                            46,300       43,348
Net Interest and Finance Cost                (49,067)      44,153
                                         -----------  -----------

Total Other Expense                          (25,384)      87,501

Net (Loss) Before Income Tax                (116,376)    (639,552)
Income Tax Expense                                 0            0
                                         -----------  -----------

Net (Loss)                               $  (116,376) $  (639,552)
                                         ===========  ===========

NET LOSS PER SHARE - BASIC AND DILUTED   $     (0.01) $     (0.05)

WEIGHTED AVERAGE COMMON SHARES            14,472,867   12,371,309

AMERICAN CARESOURCE HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

                                             Nine Months Ended
                                               September 30,
                                             2006          2005
                                         ------------  ------------
REVENUES
Net Ancillary Health                     $  8,512,425  $  3,205,241
Patient Claims Processing                      95,337       165,228
                                         ------------  ------------
Net Revenue                                 8,607,762     3,370,469

Total Cost of Revenues                      6,904,779     3,382,212
                                         ------------  ------------

Contribution Margin                         1,702,983       (11,743)
                                         ------------  ------------

Selling, General, and Administrative
 Expense                                    2,023,949     1,397,493
Depreciation and Amortization                 235,618       245,682
                                         ------------  ------------

Total Operating Expense                     2,259,567     1,643,175
                                         ------------  ------------

Operating (Loss)                             (556,584)   (1,654,918)
                                         ------------  ------------

Other (Income) Expense                         14,769        (7,378)
Debt Issuance Cost                            138,900       102,927
Net Interest and Finance Cost                 (69,671)       86,333
                                         ------------  ------------

Total Other Expense                            83,998       181,882

Net (Loss) Before Income Tax                 (640,582)   (1,836,800)
Income Tax Expense                                  0             0
                                         ------------  ------------

Net (Loss)                               $   (640,582) $ (1,836,800)
                                         ============  ============

NET LOSS PER SHARE - BASIC AND DILUTED   $      (0.05) $      (0.15)

WEIGHTED AVERAGE COMMON SHARES             14,066,192    12,371,309

AMERICAN CARESOURCE HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

                                                Nine Months   Nine Months
                                                    Ended         Ended
                                                  Sept. 30,     Sept. 30,
                                                    2006          2005
                                                ------------  ------------
OPERATING ACTIVITIES:
  Net loss                                      $   (640,582) $ (1,836,800)
  Adjustments to reconcile net loss to net cash
   used in operating activities:
       Stock option compensation expense             137,615             -
       Depreciation and amortization                 235,618       245,682
       Compensation expense related to warrants      138,900       102,928
       (Gain) on Disposal of Assets                  (33,359)       (7,378)
  Changes in operating assets and liabilities:
       (Increase) decrease in accounts
        receivable                                (1,514,904)       83,736
       (Increase) in other current assets           (107,524)      (26,671)
       Increase  in accounts payable and
        accrued liabilities                          299,173       110,243
       Increase (decrease) in amounts payable
        to service providers                       1,060,363        (3,952)
                                                ------------  ------------

            Net cash used in operating
             activities                             (424,700)   (1,332,212)
                                                ------------  ------------

INVESTING ACTIVITIES:
  Purchase of Property and equipment                (161,866)     (188,021)
  Proceeds from the Sale of Equipment                 65,225        31,656
                                                ------------  ------------

          Net cash used in investing activities      (96,641)     (156,365)
                                                ------------  ------------

FINANCING ACTIVITIES:
  Borrowings from line of credit                     200,000     2,780,000
  Net proceeds from debt                             135,000        93,328
  Payment on line of credit or long term debt     (3,714,121)      (48,614)
  Net proceeds from the exercising of stock
   options                                            34,575             -
  Net proceeds from the sale of capital stock      9,069,848             -
  Net (payments) to parent company                         -    (1,314,025)
                                                ------------  ------------

            Net cash provided by financing
             activities                         $  5,725,302  $  1,510,689
                                                ------------  ------------

NET INCREASE IN CASH AND CASH  EQUIVALENTS      $  5,203,961  $     22,112

CASH AND CASH EQUIVALENTS AT  BEGINNING OF
 PERIOD                                               23,399        16,749
                                                ------------  ------------

CASH AND CASH EQUIVALENTS AT  END OF PERIOD     $  5,227,360  $     38,861
                                                ============  ============

Supplemental disclosures cash flow information
  Cash paid for interest expense                $     48,591  $     84,929

Contact:
Wayne A. Schellhammer
Chairman & Chief Executive Officer
American CareSource Holdings, Inc.
Tel. 972-308-6830